                                                                    Exhibit 99.1

                                                                Public Relations
                                                                   MetLife, Inc.
For Immediate Release                                          One MetLife Plaza
                                                        27-01 Queens Plaza North
[MetLife Logo]                                        Long Island City, NY 11101


Contacts:  For Media:      John Calagna
                           (212) 578-6252

           For Investors:  Tracey Dedrick
                           (212) 578-5140

                METLIFE BOARD NAMES C. ROBERT HENRIKSON NEXT CEO
                ------------------------------------------------

                   ROBERT H. BENMOSCHE SETS RETIREMENT PLANS

New York, NY, April 26, 2005 - MetLife, Inc. (NYSE: MET) announced today that its Chairman and Chief Executive Officer, Robert H. Benmosche, has advised the Company's Board that he will retire in the spring of 2006. The Board, which has been engaged in succession planning for over a year, unanimously elected C. Robert (Rob) Henrikson, the Company's President and Chief Operating Officer, to the Board of Directors and named him to succeed Benmosche.

Rob Henrikson became President and COO, overseeing all of MetLife's revenue-generating businesses, including the Individual, Institutional, Auto & Home, International and Asset Management business segments, as well as MetLife Bank, in June 2004. During more than 33 years with MetLife, he has held numerous executive positions, including President of MetLife's U.S. Insurance and Financial Services businesses from 2002 to 2004.

Mr. Benmosche, who was named to his current positions in 1998, has led the 137-year-old company through a successful demutualization and substantial growth in its core businesses. On January 31, 2005, MetLife announced that it will acquire Travelers Life and Annuity from Citigroup for $11.5 billion.

"Over the past several years, MetLife has developed a strong performance-based business culture, with a talented and deep management team," Mr. Benmosche said. "We have solid platforms for growth in our core life insurance and annuity businesses and a growing international presence, and we have developed a comprehensive plan for the smooth and rapid integration of the Travelers business into MetLife. With a closing of that transaction by the summer of 2005, we fully expect to complete the integration of the businesses by December 2005.

"As I look ahead with confidence to the completion of the Travelers integration, and consider the overall strength of both the company and its management team, I have concluded that this is the right time to set a management transition schedule. The spring of 2006 is the time I want to commence an active and fulfilling retirement, leaving MetLife in the strongest possible position to go forward as a leader in our industry. Rob Henrikson is an exceptionally talented leader, with broad experience in the financial services and insurance industry. I believe he is the ideal person to lead MetLife through its next growth phase."

MetLife said its Board has been engaged in ongoing succession planning that included a review of internal and external candidates. In February 2005, with the assistance of outside advisors, the non-management Directors met in executive session to continue their review of the background, experience and attributes of possible internal and external candidates.

"With the successful transformation of the company's culture and the focusing of our business strategy in the past several years under Bob's leadership, MetLife can look ahead to a new era of growth as we serve the financial security needs of Americans and an expanding global middle class," Mr. Henrikson said. "With current demographic trends and the shift toward greater reliance on individual responsibility for retirement and other financial planning needs, our core businesses, including life insurance and annuities, have never been more relevant.

"With our highly skilled agency force, and an exceptionally talented management team, we are well-positioned to serve our targeted customer base and build value for all of our stakeholders. I look forward to working with our outstanding people to maximize our opportunities by building on the foundation so effectively set by Bob and the Board."

Mr. Henrikson, who will turn 58 next month, began his career at Metlife as a sales representative in 1972, and held roles of increasing breadth and responsibility, heading up the pensions business, group insurance and retirement and savings businesses, and both group and individual businesses at MetLife, representing 90% of total revenues for the company. He serves on the boards of various MetLife entities, including MetLife Auto & Home, MetLife Bank, and MetLife Foundation. In addition, he has been actively involved in industry organizations and initiatives, and has testified at Congressional, Department of Labor and other agency hearings regarding pension and related retirement security matters.

He is a member of the executive committee of the American Benefits Council; Chairman of the Wharton School's S.S. Huebner Foundation for Insurance Education; a member of the CSIS's Commission on Global Aging; and a board member of The Ron Brown Award for Corporate Leadership.

Henrikson received his B. A. degree from the University of Pennsylvania and his J.D. degree from Emory University School of Law. In addition, he is a graduate of the Wharton School's Advanced Management Program.

Mr. Benmosche, who will turn 61 next month, joined MetLife as an Executive Vice President in 1995 and was President and Chief Operating Officer from November 1997 through June 1998.

He was named Chairman of the Board, President and Chief Executive Officer in July 1998. Prior to joining MetLife, he spent over 13 years at PaineWebber Group Incorporated, including service as Executive Vice President from 1989 to 1995.

MetLife, Inc., through its subsidiaries and affiliates, is a leading provider of insurance and other financial services to individual and institutional customers. The MetLife companies serve individuals in approximately 13 million households in the U.S. and provide benefits to 37 million employees and family members through their plan sponsors. Outside the U.S., the MetLife companies serve approximately 9 million customers through direct insurance operations in Argentina, Brazil, Chile, China, Hong Kong, India, Indonesia, Mexico, South Korea, Taiwan and Uruguay. For more information about MetLife, please visit the company's Web site at www.metlife.com.

                                     # # #

This release contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to trends in the company's operations and financial results and the business and the products of the company and its subsidiaries, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects on the company. Such forward- looking statements are not guarantees of future performance.

Actual results may differ materially from those included in the forward- looking statements as a result of risks and uncertainties including, but not limited to the following: (i) changes in genera economic conditions, including the performance of financial markets and interest rates; (ii) heightened competition, including with respect to pricing, entry of new competitors and the development of new products by new and existing competitors; (iii) unanticipated changes in industry trends; (iv) the company's primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (v) deterioration in the experience of the "closed block" established in connection with the reorganization of Metropolitan Life Insurance Company; (vi) catastrophe losses; (vii) adverse results or other consequences from litigation, arbitration or regulatory investigations; (viii) regulatory, accounting or tax changes that may affect the cost of, or demand for, the company's products or services; (ix) downgrades in the company's and its affiliates' claims paying ability, financial strength or credit ratings;
(x) changes in rating agency policies or practices; (xi) discrepancies between actual claims experience and assumptions used in setting prices for the company's products and establishing the liabilities for the company's obligations for future policy benefits and claims; (xii) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (xiii) the effects of business disruption or economic contraction due to terrorism or other hostilities; (xiv) the company's ability to identify and consummate on successful terms any future acquisitions, and to successfully integrate acquired businesses with minimal disruption; and
(xv) other risks and uncertainties described from time to time in the company's filings with the Securities and Exchange Commission, including its S-1 and S-3 registration statements. The company specifically disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.